EXHIBIT 99.2

CHARLES RIVER ASSOCIATES (CRA)

THIRD QUARTER FISCAL YEAR 2013

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Wayne Mackie in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call. As previously announced, the conference call will begin today, October 24, 2013, at 9:00 am ET.  These prepared remarks will not be read on the call.

Q3 2013 Summary (Quarter ended September 28, 2013)

•                  Non-GAAP Revenue: $72.9 million

•                  Non-GAAP Net Income: $3.2 million, or $0.31 per diluted share

•                  Non-GAAP Operating Margin: 8.1%

•                  Non-GAAP Effective Tax Rate: 44.6%

•                  Utilization: 78%

•                  Cash and Cash Equivalents: $17.9 million at September 28, 2013

•                  Non-GAAP Adjusted EBITDA: $12.2 million, or 16.7% of non-GAAP revenue

Revenue

We reported GAAP revenue of $74.4 million for Q3 of fiscal 2013, compared with GAAP revenue of $65.9 million for Q3 of fiscal 2012.  GAAP revenue for Q3 of fiscal 2013 included $1.5 million from our NeuCo subsidiary.  GAAP revenue for Q3 of fiscal 2012 included $1.2 million from NeuCo.

Excluding NeuCo revenue from all periods, non-GAAP revenue was $72.9 million for Q3 of fiscal 2013, compared with $64.7 million for Q3 of fiscal 2012.

During Q3 of fiscal 2013, contributions from both Litigation/Regulatory and Management Consulting resulted in 13.8% sequential revenue growth and 12.8% year-over-year revenue growth, on a non-GAAP basis. Our practices delivered strong performance during the quarter, led by Antitrust & Competition Economics, Auctions & Competitive Bidding, Finance, Intellectual Property, Marakon, and Transfer Pricing, and most practices benefitted from ongoing assignments and new projects.

Utilization

Utilization on a firm-wide basis in the third quarter of fiscal 2013 was 78%. This compares with 67% in both Q3 of fiscal 2012 and Q2 of fiscal 2013.

Gross Margin

GAAP gross margin in Q3 of fiscal 2013 was 32% compared with 30% in Q3 of fiscal 2012. Non-GAAP gross margin for Q3 of fiscal 2013 was 31.2%, up sequentially from 30.2% in Q2 of fiscal 2013. Client reimbursable expenses, on a non-GAAP basis, were 13.0% of revenue in Q3 of fiscal 2013, down sequentially compared with 15.3% in Q2 of fiscal 2013.

SG&A Expenses

For Q3 of fiscal 2013, GAAP SG&A expenses decreased to $16.1 million, or 21.6% of revenue, compared with GAAP SG&A expenses of $17.2 million, or 26.1% of revenue in Q3 of fiscal 2012.

Non-GAAP SG&A expenses decreased to $15.2 million, or 20.8% of revenue in Q3 of fiscal 2013, compared with $15.6 million, or 24.1% of revenue, in Q3 of fiscal 2012.

Commissions to non-employee experts are included in non-GAAP SG&A. Those commissions represented 3.2% of non-GAAP revenue in Q3 of fiscal 2013 compared with 2.6% of non-GAAP revenue in Q3 of fiscal 2012. Excluding these commissions, non-GAAP SG&A expenses were 17.6% and 21.4% of revenue in Q3 of fiscal 2013 and in Q3 of fiscal 2012, respectively.

Depreciation & Amortization

On a non-GAAP basis, depreciation and amortization expense was $1.6 million for Q3 of fiscal 2013, compared with $1.4 million for Q3 of fiscal 2012.

Share-Based Compensation Expense

Share-based compensation expense was approximately $830,000 for Q3 of fiscal 2013, compared with $1.3 million for Q3 of fiscal 2012.

Operating Income

On a GAAP basis, operating income was $6.1 million, or 8.2% of revenue, in Q3 of fiscal 2013, compared with operating income of $1.0 million, or 1.6% or revenue, in Q3 of fiscal 2012. Non-GAAP operating income was $5.9 million, or 8.1% of revenue, for Q3 of fiscal 2013, compared with $5.2 million, or 8.1% of revenue, for Q3 of fiscal 2012.

Interest and Other Income (Expense), net

In Q3 of fiscal 2013, interest and other expense was $162,000 on a GAAP basis and $126,000 on a non-GAAP basis. This compares with interest and other expense of $19,000 on a GAAP basis and interest and other income of $16,000 on a non-GAAP basis for Q3 of fiscal 2012.

Income Taxes

The following table outlines our income tax provision recorded and the resulting effective tax rates (in $000):

	GAAP		NON-GAAP
	Q3		Q3
	2013	2012	2013	2012
Tax Provision	$2,619	$1,722	$2,568	$2,504
Effective Tax Rate	44.0%	169.5%	44.6%	47.7%

The lower non-GAAP effective tax rate for Q3 of fiscal 2013 compared with Q3 of fiscal 2012 reflects our improved performance outside of the U.S. during the third quarter of fiscal 2013.

Net Income

GAAP net income for Q3 of fiscal 2013 was $3.3 million, or $0.32 per diluted share, compared with a GAAP net loss of $0.7 million, or $0.07 per share, for Q3 of fiscal 2012. Non-GAAP net income for Q3 of fiscal 2013 was $3.2 million, or $0.31 per diluted share, compared with $2.8 million, or $0.27 per diluted share, for Q3 of fiscal 2012.

Key Balance Sheet Metrics

Billed and unbilled receivables at September 28, 2013 were $96.7 million, compared with $76.2 million at June 29, 2013. Current liabilities at September 28, 2013 were $70.8 million, compared with $60.9 million at June 29, 2013.

Total DSOs in Q3 of fiscal 2013 were 114 days consisting of 77 days of billed and 37 days of unbilled. This is up from the 98 days we reported in Q2 of fiscal 2013 consisting of 57 days of billed and 41 days of unbilled. The increase in DSOs occurred despite a substantial collection effort by our administrative and client-facing staff, especially during the month of September. An indication of those efforts was the collection of five separate client balances of approximately $6.0 million in the first three days of October, in addition to normal collections. Had the $6.0 million of payments reached us by the end of our September quarter, our DSOs would have been 106 instead of 114. Also of note is that the overall aging of our receivables improved during Q3.

Cash and Cash Flow

Cash and cash equivalents increased to $17.9 million at September 28, 2013, compared with $16.3 million at June 29, 2013.

The Statement of Cash Flows shows a use of $18.2 million in year-to-date cash flows from operations. This includes $38.1 million in forgivable loans, and $27.7 million of bonus payments to employees that were paid during the first nine months of fiscal 2013. Excluding the approximately $38.1 million in forgivable loans we issued this year, we would have generated approximately $19.9 million in cash from operations year-to-date. Forgivable loan amortization in Q3 of fiscal 2013 was approximately $3.8 million compared with approximately $1.6 million in Q3 of fiscal 2012.

The recent increase in our use of forgivable loans raises the relevance of cash flow measures for our business. Accordingly, we include the calculation of “Adjusted EBITDA.” For Q3 of fiscal 2013, Adjusted EBITDA based on GAAP and non-GAAP results was $12.4 million and $12.2 million, respectively, or 16.6% and 16.7% of revenues, respectively. For Q3 of fiscal 2012, Adjusted EBITDA based on GAAP and non-GAAP results was $5.4 million and $9.6 million, respectively, or 8.2% and 14.8% of revenues, respectively.

Our capital expenditures totaled approximately $0.5 million in Q3 of fiscal 2013, compared with $0.4 million in Q3 of fiscal 2012.

Net cash from operating activities was approximately $8.6 million in Q3 of fiscal 2013 compared with $4.2 million in Q3 of fiscal 2012.

We repurchased about 34,000 shares of our common stock this quarter for a total of approximately $630,000.

During the third fiscal quarter of 2013, we paid off our line of credit, which had a remaining balance of approximately $5.1 million at the end of Q2 of fiscal 2013.

This concludes the prepared CFO remarks.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in these remarks non-GAAP revenue, non-GAAP gross margin, non-GAAP SG&A expenses, non-GAAP depreciation and amortization, non-GAAP operating income, non-GAAP interest and other income (expense), net, non-GAAP tax provision, non-GAAP net income, non-GAAP net income per diluted share, and EBITDA and Adjusted EBITDA on a GAAP and non-GAAP basis.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method for evaluating its results of operations.  The Company believes that presenting its financial results excluding certain restructuring costs, certain non-cash expenses, and NeuCo’s results is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the third quarter of fiscal 2013, the Company has excluded NeuCo’s results, and for the third quarter of fiscal 2012, the Company has excluded certain restructuring costs and NeuCo’s results. Also, in calculating “Adjusted EBITDA,” the Company has excluded the following non-cash expenses:  depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

SAFE HARBOR STATEMENT

Statements in these prepared CFO remarks concerning the future business, operating results, tax rates, and financial condition of the Company, and statements using the terms “believes,” “expects,” “should,” “prospects,”  “opportunities,”  or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting, recruiting and retaining qualified consultants, dependence on outside experts, utilization rates, completing acquisitions and factors related to its completed acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, the Company’s ability to collect on forgivable loans should any become due, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of these remarks.